Exhibit 99.1

AxoGen, Inc. Announces Completion of Merger, Name Change

and Executive Team Changes

September 30, 2011

ALACHUA, Florida – AxoGen, Inc. (OTCBB: LECT), the parent company of AxoGen Corporation, has announced completion of the merger between LecTec Corporation (“LecTec”) and AxoGen Corporation. As a result of the merger, the Company has also announced the changes to its executive leadership team. Karen Zaderej, current CEO of AxoGen Corporation, has been appointed CEO of AxoGen, Inc. while former CEO and CFO of LecTec, Greg Freitag has been appointed CFO of AxoGen, Inc. Other officers of AxoGen Inc. include Vice President John Engels, Vice President of Sales Brad Hedger and Vice President of RA&QA Dr. Mark Friedman, Ph.D.

Also as a result of the merger, LecTec has officially changed its name to AxoGen, Inc. and relocated its headquarters to AxoGen’s offices at 13859 Progress Boulevard, Suite 100, Alachua, FL 32615. The company website www.axogeninc.com includes information for individuals interested in investment.

In addition, the Company has filed with the Financial Industry Regulatory Authority (“FINRA”) a request to change the Company’s stock symbol from “LECT” to “AXGN”. This change is anticipated to occur in early October 2011.

Karen Zaderej, AxoGen’s CEO stated: “The Board, executive team and employees are excited to enter this next phase for LecTec and AxoGen. The merger provides the financial, operational and management capabilities to accelerate the growth of AxoGen’s portfolio of peripheral nerve solutions. As we move forward, we intend to use our financial resources to increase value for shareholders and provide superior products for patients and physicians. I look forward to leading the team.”

About AxoGen

AxoGen is a regenerative medicine company focused on the development and commercialization of technologies for peripheral nerve reconstruction and regeneration. Every day people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body and their damage can result in the loss of function and feeling. In order to improve surgical reconstruction and regeneration of peripheral nerves, AxoGen has developed and licensed patented and patent-pending technologies, which are used in its portfolio of products. This portfolio includes the Avance® Nerve Graft which AxoGen believes is the first and only commercially available allograft nerve for bridging nerve discontinuities (a gap created when the nerve is severed). AxoGen’s portfolio also includes the AxoGuard® Nerve Connector, a coaptation aid allowing for close approximation of severed nerves, and the AxoGuard® Nerve Protector that protects nerves during the body’s healing process after surgery. AxoGen is bringing the science of nerve repair to life with over 6,000 surgical implants of AxoGen products performed in hospitals and surgery centers across the United States, including military hospitals serving U.S. service men and women.

AxoGen, Inc. (formerly known as LecTec Corporation) is the parent of its wholly owned operating subsidiary, AxoGen Corporation. AxoGen’s principal executive office and operations are located in Alachua, FL. AxoGen Inc.’s common stock currently trades on the Over-the-Counter Bulletin Board under the symbol “LECT” although it has filed with the Financial Industry Regulatory Authority (“FINRA”) a request to change the company’s stock symbol to “AXGN”, which change is anticipated to occur in early October 2011.

Cautionary Statements

This Press Release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “projects”, “forecasts”, “may”, “should”, variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding product development, product potential or financial performance. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this Fact Sheet should be evaluated together with the many uncertainties that affect AxoGen’s business and its market, particularly those discussed in the risk factors and cautionary statements in AxoGen’s filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Visit AxoGen at www.axogeninc.com

Contact: Greg Freitag, 1 888-296-4361 (AXOGEN 1), InvestorRelations@AxoGenInc.com

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